UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):    March 27, 2012

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) Based upon discussions with the Staff of the Securities and Exchange Commission (the “SEC”), the Chief Financial Officer of Transcontinental Realty Investors, Inc. (“TCI” or the “Company” or the “Registrant”) concluded on March 27, 2012 that the financial statements contained in TCI’s Forms 10-Q for the quarters ended June 30, 2011 and September 30, 2011 require adjustments as a correction of an error and should be labeled as “restated” and therefore should no longer be relied upon because of an error in such financial statements as addressed in FASB ASC Topic 250.  The facts underlying such conclusion involve transfer of assets between TCI and American Realty Investors, Inc. (“ARL”) occurring in prior years.  During an 8 year period following the consolidation of TCI as of March 2003, ARL sold to TCI a total of 14 properties (most of which were transactions for undeveloped land) for a total purchase price of $116,000,000.  ARL’s cost basis for such transactions was $60,000,000 resulting in a total step-up in basis for TCI of $56,000,000.  The consideration provided for such acquisitions was through intercompany obligations, not cash transfers.  Of the $56,000,000 step-up in TCI’s basis from such sales, approximately $26.5 million related to assets no longer held by TCI which were sold in 2011.  To better comply with the accounting literature and requirements, TCI reduced its intercompany obligations to ARL and reversed the income statement effect resulting from the disposition of such assets.  This results in an increase in net income of approximately $26.5 million for TCI.

Assets still held by TCI include the remaining $29.5 million step-up in TCI’s basis.  TCI has reduced the basis and these real estate assets and its intercompany obligation to ARL.  There have been no impairment required for such assets and therefore no corresponding income statement adjustment was necessary.  The adjustments have no effect on the ARL consolidated financial reporting as all of the transactions were eliminated by ARL in its consolidation of TCI.

The balance sheet effect of such adjustments is insignificant when compared to the total assets of approximately $1.2 billion.  Further, the only year impacted by the income statement adjustment is 2011 and such adjustments have now been made for the quarters ended June 30, 2011 and September 30, 2011.

The Audit Committee of the Board of Directors and the Chief Financial Officer discussed with the Registrant’s independent accountant the matters disclosed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: April 30, 2012	TRANSCONTINENTAL REALTY INVESTORS, INC.

By: /s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Financial Officer